Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Your Community Bankshares, Inc. (“the Company”) of our report dated March 16, 2015 relating to the consolidated financial statements and effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2014.

/s/ Crowe Horwath LLP

Louisville, Kentucky

July 22, 2015